SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)

☒	Definitive Information Statement

AB CAP FUND, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AB Cap Fund, Inc. – AB Multi-Manager Alternative Strategies Fund

1345 Avenue of the Americas

New York, New York 10105

(800) 221-5672

April 8, 2016

Dear Shareholder:

The enclosed information statement provides information regarding the recent retention of a sub-adviser to AB Multi-Manager Alternative Strategies Fund (the “Fund”), a series of AB Cap Fund, Inc. (the “Company”). At its meeting on November 3-5, 2015, the Board of Directors (the “Board” or the “Directors”) approved the engagement of One River Asset Management, LLC (“One River”) as a sub-adviser to the Fund. The addition of One River as a sub-adviser of the Fund will not result in any modifications to the Fund’s investment objective or principal investment strategies, as stated in the Fund’s prospectus, or the management fee payable by the Fund.

This information statement, which describes the management structure of the Fund, the ownership of One River and the terms of the sub-advisory agreement with One River, is being furnished in accordance with the requirements of the exemptive order referred to in the information statement. The terms of the sub-advisory agreement with One River are substantially similar to the Fund’s other sub-advisory agreements and have been approved by the Directors, including a majority of the Directors who are not interested persons of the Company as defined in the Investment Company Act of 1940, as amended.

This document is for your information only and you are not required to take any action. If you have any questions about the changes described in the information statement or if we can be of service to you in any other way, please call AllianceBernstein Investor Services, Inc. at (800) 221-5672 between the hours of [8:30 a.m. ET and 7:00 p.m. ET]. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ Robert M. Keith

Robert M. Keith

President and Chief Executive Officer

AB Cap Fund, Inc.

AB Cap Fund, Inc.

AB Multi-Manager Alternative Strategies Fund

1345 Avenue of the Americas

New York, New York 10105

INFORMATION STATEMENT

REGARDING THE ADDITION OF A SUB-ADVISER

FOR AB MULTI-MANAGER ALTERNATIVE STRATEGIES FUND

This information statement is being provided to the shareholders of AB Multi-Manager Alternative Strategies Fund (the “Fund”), a series of AB Cap Fund, Inc. (the “Company”), in lieu of a proxy statement, pursuant to the terms of an exemptive order received by the Company and AllianceBernstein L.P. (“AB”) from the U.S. Securities and Exchange Commission (the “Commission”), which permits AB to hire new sub-advisers and make changes to existing sub-advisory agreements on behalf of the Fund with the approval of the Company’s Board of Directors (the “Board” or the “Directors”), but without obtaining shareholder approval. This information statement is being posted at http://www.abglobal.com/links/mf on behalf of the Fund (search “AB Multi-Manager Alternative Strategies Fund”).

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

Purpose of the Information Statement

At a meeting of the Board on November 3-5, 2015, the Directors approved an Investment Sub-advisory Agreement between AB and One River Asset Management, LLC (“One River”) with respect to the Fund (the “One River Sub-advisory Agreement”). The One River Sub-advisory Agreement became effective on January 11, 2016. Although One River has not yet managed assets of the Fund, it is expected that they will do so within the coming weeks. Chilton Investment Company, LLC, Impala Asset Management LLC, Kynikos Associates LP, Lyrical Asset Management LP, Passport Capital, LLC, Sirios Capital Management, L.P., River Canyon Fund Management LLC, First Pacific Advisors, LLC, Halcyon Liquid Strategies IC Management LP, CQS (US), LLC and Brigade Capital Management, L.P. (collectively with One River, the “sub-advisers”) also serve or have been approved to serve as sub-advisers to the Fund.

One River will utilize a global macro strategy in managing a portion of the Fund’s assets allocated to it by AB (the “Allocated Portion”). Global macro strategies aim to identify and exploit imbalances in global economies and asset classes, and utilize macroeconomic and technical market factors, rather than “bottom-up” individual security analysis, as the primary basis for management. Although the Fund’s prospectus lists global macro as one of the strategies that the Fund’s sub-advisers may follow, no sub-adviser following a global macro strategy has heretofore been retained to manage an Allocated Portion of the Fund. One River will manage the Allocated Portion in accordance with certain “themes” that it believes will unfold and persist over political and economic cycles typically lasting from a few months to a number of years. In pursuit of these themes, the Allocated Portion will typically be invested in various asset classes, including equity securities, fixed-income securities, currencies and commodities, as well as derivative instruments relating to these asset classes. The decision to engage One River is discussed in more detail in the section titled “Factors Considered by the Board.”

The Company and the Manager

The Fund is a series of the Company, a Maryland corporation. The Company entered into an Investment Management Agreement (the “Management Agreement”) with AB with respect to the Fund on July 31, 2014, with the approval of the Directors, including a majority of the Directors who are not interested persons of the Company (the “Independent Directors”), as defined in the 1940 Act.

AB is located at 1345 Avenue of the Americas, New York, New York 10105. AB is a majority owned subsidiary of AXA, a societe anonyme organized under the laws of France and the holding company for an international group of insurance and related financial services companies through certain of its subsidiaries. Most of AB’s limited partnership interests not owned by AXA are owned by AllianceBernstein Holding L.P., a Delaware limited partnership the units of which are traded publicly on the New York Stock Exchange under the ticker symbol “AB”. AB serves as the “manager of managers” for the Fund and, subject to oversight by the Board, has ultimate responsibility for monitoring and coordinating the management of the Fund, including rebalancing the Fund’s target asset allocations among the sub-advisers, monitoring the sub-advisers for the Fund and ensuring that asset allocations are consistent with the Fund’s investment guidelines. AB determines the allocations to the Fund’s sub-advisers and may also manage a portion of the Fund’s assets directly.

The sub-advisers of the Fund, including One River, act pursuant to sub-advisory agreements with AB. Their duties generally include furnishing continuing advice and recommendations to the Fund regarding securities and other investments to be purchased and sold in the portions of the Fund allocated to them. The sub-advisers are independent of AB and discharge their responsibilities subject to the policies of the Fund and the oversight and supervision of AB, which pays the sub-advisers’ fees. The Fund does not pay fees directly to any sub-adviser.

The One River Sub-advisory Agreement

Each sub-adviser of the Fund serves pursuant to a separate sub-advisory agreement (collectively, the “sub-advisory agreements”) between AB and the sub-adviser, under which the sub-adviser manages its Allocated Portion and provides related compliance and record-keeping services. The terms of the One River Sub-advisory Agreement are substantially similar to the sub-advisory agreements with the other sub-advisers, with the exception that the One River Sub-advisory Agreement provides that One River “shall use commercially reasonable efforts” to perform certain services (rather than providing that the sub-adviser “shall” perform the services as stated in most of the other sub-advisory agreements). The form of the One River Sub-advisory Agreement is set forth in Exhibit A.

AB recommended One River to the Board as a sub-adviser for the Fund as a result of its ongoing evaluation of sub-advisers based on the Fund’s investment strategy and after research and qualitative and quantitative analysis of numerous candidate firms and their organizational structures, investment processes and style, and the long-term performance records of the candidates or their key investment personnel.

The One River Sub-advisory Agreement provides that (i) One River shall manage the investment and reinvestment of the assets of the Allocated Portion in accordance with such investment strategies and within such limitations as One River and AB shall agree from time to time, (ii) AB shall compensate One River for its services, (iii) One River is authorized to place purchase and sale orders for portfolio transactions in respect of the Allocated Portion, and (iv) One River shall use commercially reasonable efforts to comply with the Fund’s investment policies and restrictions and with applicable law. For its services under the One River Sub-advisory Agreement, One River is paid a sub-advisory fee by AB from AB’s own resources. One River’s services as a sub-adviser to the Fund do not result in any change in the management fee payable by the Fund. While the existence of an additional Allocated Portion resulting from the One River Sub-advisory Agreement could result in a small increase in the custody and certain administrative services paid by the Fund, the One Rive Sub-advisory Agreement is not expected to result in an increase in fees to shareholders of the Fund as long as the expense limitation agreement described below remains in effect.

The One River Sub-advisory Agreement also provides for termination after its initial two-year term unless its continuance is approved at least annually by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Directors. The One River Sub-advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, AB, the holders of a majority of the outstanding shares of the Fund, or One River upon 60 days’ prior written notice.

For its services under the Management Agreement, AB receives an investment management fee that is calculated daily and payable monthly at an annual rate of 1.90% of the average daily net assets of the Fund. Management fees are allocated among each class based on their pro rata share of Fund assets. AB has agreed to waive fees and/or reimburse operating expenses (excluding expenses associated with securities sold short, acquired fund fees and expenses other than the advisory fees of any acquired fund for which AB serves as investment adviser, interest expense, taxes, extraordinary expenses, and brokerage commissions and other transaction costs) through September 30, 2016 so that total annual operating expenses do not exceed 2.24% for Class A shares, 2.99% for Class C shares, 1.99% for Advisor Class shares, 2.49% for Class R shares, 2.24% for Class K shares, 1.99% for Class I shares, and 1.99% for Class Z shares. Certain fees and expenses previously waived or reimbursed by AB are subject to possible recapture by AB.

For the fiscal period from July 31, 2014 (commencement of operations) to May 31, 2015, AB received management fees for services provided to the Fund in the amount of $6,236,491. From July 31, 2014 (commencement of operations) to May 31, 2015, the amount of management fees waived/expenses reimbursed was $1,624,565. From its own resources, AB pays each of the Fund’s sub-advisers a sub-advisory fee. The fees paid to sub-advisers are individually negotiated between AB and each sub-adviser and may vary. The aggregate sub-advisory fees paid by AB to the Fund’s sub-advisers for the period from July 31, 2014 to May 31, 2015 were $3,239,572 or 0.99% of net assets.

Information about One River

One River is a Delaware limited liability company with principal offices at 3 River Road, 2nd Floor, Greenwich, Connecticut 06807. One River is a global macro-focused investment firm that was established by C. Eric Peters in 2013 and has been registered as an investment adviser with the Commission since that time. One River provides discretionary, individualized investment advisory services to private investment funds and institutional separately managed accounts, and also acts as a manager of managers for a private investment fund, allocating fund assets among and monitoring the fund’s sub-advisers. As of March 31, 2016, One River had approximately $831 million in assets under management. One River is 85% owned by Mr. Peters, with the remaining 15% owned by Geoffrey T. Grant. One River is not affiliated with AB. No Director of the Company has owned any securities, or has had any material interest in, or a material interest in a material transaction with One River or its affiliates since the beginning of the most recent fiscal year of the Fund.

C. Eric Peters is One River’s Chief Executive Officer, Chief Investment Officer and managing member. Mr. Peters’s address is 3 River Road, 2nd Floor, Greenwich, CT 06807.

Other Investment Companies Advised or Sub-advised by One River.

One River does not serve as adviser or sub-adviser of any other investment companies registered under the Investment Company Act of 1940.

Factors Considered by the Board

At a meeting of the Board of Directors held on November 3-5, 2015, AB recommended the appointment of One River as an additional sub-adviser to the Fund. The recommendation of One River was made by AB in the ordinary course of its ongoing evaluation of sub-advisers. AB explained that its recommendation to engage One River to manage a portion of the Fund’s assets was based on, among other factors, AB’s evaluation of One River’s performance in 2014 and 2015; One River’s reputation, experience, investment philosophy and policies; One River’s training of its principals and key personnel; and AB’s analysis that One River’s investment strategy is complementary to the investment strategies of the Fund’s other sub-advisers.

The Independent Directors unanimously approved the proposed One River Sub-Advisory Agreement in respect of the Fund for an initial two-year period. Prior to approval of the One River Sub-Advisory Agreement, the Independent Directors had requested from AB and One River, and received and evaluated, extensive materials. They reviewed the proposed One River Sub-Advisory Agreement with AB and with experienced counsel who are independent of AB and One River, who advised on the relevant legal standards. The Independent Directors also discussed the proposed approval in private sessions with counsel and the Company’s Senior Officer.

The Independent Directors also considered all other factors they believed relevant, including the specific matters discussed below. In their deliberations, the Independent Directors did not identify any particular information that was all-important or controlling, and different Directors may have attributed different weights to the various factors. The Independent Directors concluded that AB’s recommendation of One River was reasonable and had the potential to benefit the Fund. The Independent Directors also determined that the overall arrangements between AB and One River, as provided in the One River Sub-Advisory Agreement, including the sub-advisory fee payable by AB to One River, were fair and reasonable in light of the services to be performed, expenses to be incurred and such other matters as the Directors considered relevant in the exercise of their business judgment. The material factors and conclusions that formed the basis for the Independent Directors’ determination included the following:

Nature, Extent and Quality of Services to be Provided

In determining to approve the One River Sub-Advisory Agreement, the Independent Directors relied to a significant extent on the due diligence review performed by AB to develop a recommendation to the Directors for One River to serve as a sub-adviser. The Independent Directors also reviewed extensive materials concerning One River and met with representatives of One River. The Independent Directors’ review of One River and the nature, extent and quality of the services to be provided by it covered, among other things: historical investment performance; information about the strategy to be used by One River in managing the Allocated Portion, including differences between such strategy and that used by One River in managing non-investment company assets; the reputation of One River in the investment management industry; its compensation structure and ability to attract and retain talented professionals; its policies and procedures to address potential conflicts of interest, including with respect to the fair allocation of investment opportunities among its various accounts; its risk management program and organization; and its compliance program. The Directors also received a report from the Company’s Chief Compliance Officer concerning the compliance programs of One River and a summary of material differences between the compliance policies and procedures of One River and those of AB.

Cost of Services to be Provided and Profitability

The Independent Directors noted that the Fund’s compliance policies and procedures require One River to provide information about the profitability of its relationship with the Fund and collateral benefits from such relationship in connection with future continuances of the One River Sub-Advisory Agreement. With respect to benefits relating to soft dollar arrangements (whereby AB receives brokerage and research services from brokers that execute transactions for certain clients, including the Fund), the Independent Directors recognized that since the sub-advisers of the Fund will place trading orders, benefits of soft dollar arrangements in respect of the Fund would normally accrue to the sub-advisers rather than AB. They also considered the amount and competitiveness of the sub-advisory fee payable to One River, noting that such fee had been negotiated by AB (which is not affiliated with One River) and was payable by AB out of the advisory fee paid to AB by the Fund. Accordingly, the retention of One River would not directly or indirectly result in an increase in the aggregate advisory fee rate payable by the Fund. The Independent Directors also reviewed the form of One River Sub-Advisory Agreement and AB informed them that the One River Sub-Advisory Agreement was substantially similar to the Fund’s other sub-advisory agreements. The Independent Directors reviewed information showing the expected impact of the addition of One River on AB’s profitability.

Economies of Scale

The Independent Directors noted that the advisory and sub-advisory fee schedules for the Fund do not contain breakpoints and that they had discussed their strong preference, and that of the Company’s Senior Officer, for breakpoints in advisory contracts with AB. The Independent Directors considered their understanding that the Fund was not expected to outgrow its expense cap or become profitable to AB until it had gathered very substantial assets, and informed AB that they would monitor the Fund’s assets and its profitability to AB and anticipated revisiting the question of breakpoints in the future if circumstances warranted doing so.

Ownership of Shares

As of March 28, 2016, the following shareholders owned more than 5% of the outstanding shares of any class of shares of the Fund. A control person is one owns beneficially or through controlled companies more than 25% of the voting securities of a company or who acknowledges the existence of control.

Class	Name and Address	Number of Shares	Percentage of Ownership of Class	Type of Ownership
Class A	Charles Schwab & Co. for the Exclusive Benefit of Customers Mutual Fund Operations 211 Main Street San Francisco, CA 94105-1905	201,763.610	80.46%	Record
Class A	Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	24,048.365	9.59%	Record
Class A	RBC Capital Markets LLC Mutual Fund Omnibus Processing Attn Mutual Fund Ops Manager 60 S. 6th St. MSC P08 Minneapolis, MN 55402-4413	16,647.461	6.64%	Record
Class C	Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	38,638.242	47.57%	Record
Class C	Morgan Stanley Smith Barney Harborside Financial Center Plaza II 3rd Floor Jersey City, NJ 07311	19,891.742	24.49%	Record
Class C	LPL Financial Omnibus Customer Account Attn: Mutual Fund Trading 4707 Executive Dr. San Diego, CA 92121-3091	12,230.450	15.18%	Record
Class C	RBC Capital Markets LLC Mutual Fund Omnibus Processing Attn Mutual Fund Ops Manager 60 S. 6th St. MSC P08 Minneapolis, MN 55402-4413	6,557.855	8.07%	Record
Advisor Class	Morgan Stanley Smith Barney Harborside Financial Center Plaza II 3rd Floor Jersey City, NJ 07311	776,471.279	42.04%	Record
Advisor Class	RBC Capital Markets LLC Mutual Fund Omnibus Processing Attn Mutual Fund Ops Manager 60 S. 6th St. MSC P08 Minneapolis, MN 55402-4413	661,174.955	35.80%	Record
Advisor Class	UBS WM USA 000 11011 6100 Omni Account M/F Attn: Department Manager 1000 Harbor Blvd. 5th Floor Weehawken, NJ 07086-6761	95,497.531	5.17%	Record
Class R	AllianceBernstein L.P. 1 N. Lexington Ave. White Plains, NY 10601-1712	1,000.000	99.97%	Record and Beneficial
Class K	Great-West Trust Co. LLC TTEE FBO T. George Meroni Insurance Agency Inc. 401K Plan 8515 E. Orchard Rd. #272 Greenwood Village, CO 80111-5002	6,949.951	62.81%	Record

Class K	Ascensus Trust Co. FBO Mushkatel Robbins & Becker PLLC 40 208127 PO box 10758 Fargo, ND 58106-0758	3,294.643	29.30%	Record
Class K	AllianceBernstein L.P. 1 N. Lexington Ave. White Plains, NY 10601-1712	1,000.000	8.89%	Record and Beneficial
Class I	AllianceBernstein L.P. 1 N. Lexington Ave. White Plains, NY 10601-1712	1,000.000	99.97%	Record and Beneficial
Class Z	The AB Portfolios — AB Wealth Appreciation Strategy 1345 Avenue of the Americas New York, New York 10105-0302	15,967,785.312	45.60%	Record and Beneficial
Class Z	The AB Portfolios — AB Balanced Wealth Strategy 1345 Avenue of the Americas New York, New York 10105-0302	8,562,207.831	24.45%	Record and Beneficial
Class Z	Sanford Bernstein & Co. LLC 1 N. Lexington Ave. White Plains, NY 10601-1712	5,654,696.591	16.15%	Record
Class Z	UTM Profit Sharing Plan Portfolio FBO UTM CIT 8000 IH 10 W San Antonio, TX 78230-3802	1,925,971.217	5.50%	Record
Class Z	The AB Portfolios — AB Wealth Preservation Strategy 1345 Avenue of the Americas New York, New York 10105-0302	1,827,437.391	5.22%	Record and Beneficial

The Directors and officers of the Company and members of their families as a group beneficially owned less than 1% of the shares of beneficial interest of the Fund as of March 28 2016.

Brokerage Commissions

For the fiscal period from July 31, 2014 (commencement of operations) to May 31, 2015, the Fund paid $1,005,226 in brokerage commissions. During such period, the Fund paid $28 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliated person of AB, representing less than 0.01% of the brokerage commissions paid by the Fund.

Other Service Agreements

Distributor: AllianceBernstein Investments, Inc., a wholly-owned broker/dealer subsidiary of AB located at 1345 Avenue of the Americas, New York, New York 10105, serves as the Fund’s sole and exclusive distributor.

Transfer Agent: AllianceBernstein Investor Services, Inc. (“ABIS”), a wholly-owned transfer agent subsidiary of AB located at 8000 IH 10 W, San Antonio, Texas 78230, serves as the Fund’s transfer agent.

Custodian and Accounting Agent: State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the custodian of the Fund.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Fund are available without charge and may be obtained by writing the Fund c/o ABIS, P.O. Box 786003, San Antonio, Texas 78278-6003 or by calling (800) 227-4618.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. A shareholder proposal intended to be presented at a future special meeting of shareholders of the Fund must be received at the offices of the Fund in accordance with the time periods set forth for advance notice in the bylaws of the Fund or, if no such time period is specified, at a reasonable time before the Fund begins to print and mail its proxy materials. Timely submission of a proposal does not guarantee that such proposal will be included in a proxy statement.

By Order of the Directors,

Robert M. Keith
President and Chief Executive Officer
AB Cap Fund, Inc.

Dated: April 8, 2016

Exhibit A: Form of Subadvisory Agreement between AllianceBernstein L.P. and

One River Asset Management, LLC with respect to AB Multi-Manager Alternative Strategies Fund

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this 11th day of January, 2016, between AllianceBernstein L.P., a Delaware limited partnership (the “Adviser”), and One River Asset Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with AB Cap Fund, Inc., a Maryland corporation (the “Company”), on behalf of its series, AB Multi-Manager Alternative Strategies Fund (the “Fund”), relating to the provision of portfolio management services to the Fund; and

WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers, subject to approval by the Board (as hereinafter defined); and

WHEREAS, in selecting sub-investment advisers and entering into and amending sub-advisory agreements, the Adviser and the Company may rely upon an exemptive order obtained from the Securities and Exchange Commission (“SEC”); and

WHEREAS, the Adviser and the Board of Directors (the “Board”) of the Company desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.	Appointment.

a.	Role of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for the Fund, subject to the oversight and direction of the Adviser and the Board, for so long as this Agreement remains in effect. Without limiting the generality of the previous statement, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund in accordance with such investment strategies and within such limitations as the Adviser and the Sub-Adviser shall agree from time to time (the “Strategy”). The Sub-Adviser acknowledges and agrees that the various investment advisory and other services as set forth herein to be performed by the Sub-Adviser will apply to the portion of the Fund’s assets that Adviser or the Board shall from time to time designate (the “Allocated Portion”). The Sub-Adviser hereby accepts such appointment and agrees during such period, subject to the oversight of the Board and the Adviser, to render the services and to assume the obligations herein set forth for the compensation stated herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority or obligation to act for or represent the Adviser, the Company or the Fund in any way.

b.	Limitations of Sub-Adviser’s Responsibility. Except as expressly set forth in this Agreement, the Sub-Adviser shall not be responsible for any aspects of the Fund’s investment program other than the management of the Allocated Portion in accordance with the Strategy.

c.	Sub-Advisory Arrangement Not Exclusive for Fund. It is acknowledged and agreed that the Adviser may appoint from time to time other sub-advisers in addition to the Sub-Adviser to manage the assets of the Fund that do not constitute the Allocated Portion and nothing in this Agreement shall be construed or interpreted to grant the Sub-Adviser an exclusive arrangement to act as the sole sub-adviser to the Fund. It is further acknowledged and agreed that the Adviser makes no commitment to designate any portion of the Fund’s assets to the Sub-Adviser as the Allocated Portion. The Adviser further acknowledges and agrees that the services of the Sub-Adviser hereunder are not exclusive to the Fund, and the Sub-Adviser shall not be prohibited from providing similar services to other funds, including funds registered as investment companies under the 1940 Act.

2.	Sub-Adviser Duties.

The Sub-Adviser is hereby granted (subject to the limitations expressed) the following authority and undertakes to provide the following services and to assume the following obligations:

a.	Supervision; Adviser Retains Certain Authority. In furnishing the services hereunder, the Sub-Adviser will be subject to the supervision of the Adviser and the Board. Subject to notice to the Sub-Adviser, the Adviser retains complete authority to immediately assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement. In the event the Adviser assumes such function, the Sub-Adviser shall have no further obligation or responsibility with respect to such function, provided that the Sub-Adviser shall be entitled to compensation until termination of this Agreement pursuant to Section 14.

b.	Continuous Investment Program. The Sub-Adviser shall formulate and implement a continuous investment program for the Allocated Portion in accordance with the Strategy, including determining what portion of such assets will be invested or held uninvested in cash or cash equivalents. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to: (a) make investment decisions for the Fund in respect of the Allocated Portion, including decisions for the investment and reinvestment of the assets (including cash and cash-equivalent assets) held in the Allocated Portion; (b) place purchase and sale orders for portfolio transactions in respect of the Allocated Portion; and (c) subject to Section 2(d) below, execute account documentation, agreements, contracts and other documents as may be reasonably requested by brokers, dealers, counterparties and other persons in connection with the Sub-Adviser’s management of the Allocated Portion (in such respect, and only for this limited purpose, the Sub-Adviser will, as necessary to effect such documentation, agreements, contracts and other documents, act as the Adviser’s and the Fund’s agent and attorney-in-fact). The Sub-Adviser will in general take all such actions as are necessary and/or appropriate, as the case may be, to effectively manage the Allocated Portion in accordance with the terms of this Agreement.

c.

Management in Accordance with Fund Governing Documents, Investment Guidelines and Procedures. The Sub-Adviser shall use commercially reasonable efforts to manage the Allocated Portion subject to and in accordance with: (i) the Strategy; (ii) the policies and restrictions of the Fund set forth in the Fund’s Articles of Incorporation, By-Laws and the Fund’s registration statement, including the prospectus set forth therein (the “Registration Statement”), each as amended and supplemented from time to time to the extent any such amendments or supplements are provided in writing to the Sub-Adviser (collectively, the “Governing Documents”); (iii) all applicable laws, rules and regulations in the jurisdictions where the Sub-Adviser does business, including, the requirements applicable to Federally registered investment advisers, including in relation to the Sub-Adviser’s services hereunder to an investment company subject to the 1940 Act; (iv) Sections 851(b)(2) and 851(b)(3) of the Internal Revenue Code of 1986, as amended, relating to the nature of income and the diversification of assets, respectively, earned by a “regulated investment company”, assuming for this purpose that the investments held in the Allocated Portion are the Fund’s only investments and activities; (v) any restrictions and/or guidelines applicable to the Allocated Portion as provided by the Adviser to the Sub-Adviser in connection with entering into this Agreement, as amended in writing from time to time by the Adviser with the consent of the Sub-Adviser (the “Investment Guidelines”); and (vi) any

reasonable instructions which the Adviser or the Board may issue to the Sub-Adviser in writing from time to time, provided that the Sub-Adviser shall not have any liability or obligation in the event of following such instructions. The Sub-Adviser shall also use commercially reasonable efforts to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board with respect to the Fund as from time to time in effect and communicated to the Sub-Adviser (the “Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Governing Documents, Investment Guidelines and Procedures and shall provide to prompt notice to the Sub-Adviser prior to adopting any amendments or other relevant changes to the Governing Documents, Investment Guidelines or the Procedures, and the Sub-Adviser shall, absent the Sub-Adviser’s willful malfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder, not be liable for acting in accordance with existing terms of the Governing Documents, Investment Guidelines or the Procedures prior to being notified of any amendments adopted thereto and having a reasonable amount of time to comply therewith. In addition, the Sub-Adviser shall be entitled to terminate this Agreement immediately to the extent it is not able to comply with the requirements of the amended Governing Documents, Investment Guidelines or Procedures.

d.	Prime Brokerage and Fund Counterparties. The Adviser shall be responsible for establishing one or more prime brokerages as may be required for the management of the Fund. The Sub-Adviser will use counterparties for all transactions for the Allocated Portion under agreements set up by, and in the name of, the Adviser or the Fund, and copies of all such agreements shall be provided to the Sub-Adviser. For purposes of this Section, the term “counterparty” includes a clearing broker (other than in connection with executing trades in equity or fixed income securities), foreign currency dealer, bank or futures commission merchant, as the case may be. The Sub-Adviser shall use commercially reasonable efforts to monitor any collateral and margin requirements associated with investments made for the Allocated Portion and will perform in-house reconciliations to the Adviser upon request.

e.	Reports. The Sub-Adviser shall use commercially reasonable efforts to render such reports to the Board and the Adviser as may be agreed by them in connection with entering into this Agreement concerning the investment activities of the Sub-Adviser with respect to the Allocated Portion. Without limiting the generality of the forgoing, on each Business Day (as defined below), the Sub-Adviser shall use commercially reasonable efforts to provide reports to the Adviser and the Fund’s administrator (the “Administrator”) regarding (i) the securities or other instruments held in the Allocated Portion; and (ii) the securities or instruments purchased and sold for the Allocated Portion by the Sub-Adviser, in each case as of the immediately preceding Business Day. The Sub-Adviser agrees to provide such additional information to the Adviser or the Administrator regarding the Allocated Portion as mutually agreed between the Sub-Adviser and the Adviser. A “Business Day” shall mean any day (other than a Saturday or Sunday) on which the New York Stock Exchange is open for business or as may otherwise be defined in the Fund’s Statement of Additional Information from time to time.

f.

Proxy Voting and Class Actions. The Sub-Adviser is hereby appointed the Fund’s agent and attorney-in-fact to exercise in its discretion all rights and perform all duties which may be exercisable in relation to the Allocated Portion, including without limitation the right to vote (or in its discretion, refrain from voting), tender, exchange, endorse, transfer, or deliver any securities or other assets on behalf of the Allocated Portion of the Fund, to participate in or consent to any class action, distribution, plan of reorganization, creditors committee, merger, combination, consolidation, liquidation, underwriting, or similar plan with reference to such securities or other assets; and to execute and bind the Fund in waivers, consents and covenants related thereto. For the avoidance of doubt, the Sub-Adviser has sole and full discretion to vote (or not to vote) any securities or other assets in the Allocated Portion and neither the Fund nor the Adviser will, directly or indirectly, attempt to influence the Sub-Adviser’s voting decisions. The Sub-Adviser represents and covenants that it has adopted written proxy voting policies and procedures as required under Rule 206(4)-6 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), a copy of which has been provided to the Adviser and the Board, and that it will promptly provide (i) any updates of such policies and procedures to the Adviser and the Board, (ii) its voting records with respect to the Allocated Portion to the Fund or the Fund’s proxy voting service, as the Fund may reasonably direct, so that the Fund meets its annual disclosure requirement pursuant to Rule 30b1-4 under the 1940 Act, and (iii) reports to the Adviser and the Board in instances where the Sub-Adviser votes counter to its proxy voting policies. The Sub-Adviser shall not be responsible for responding to any notice of class action claim with respect to any assets comprising the Allocated Portion.

g.	Sub-Adviser’s Management and Monitoring of the Allocated Portion. The Sub-Adviser shall monitor the investment activities and portfolio holdings of the Allocated Portion in order to meet its obligations pursuant to this Agreement in relation to compliance with the Strategy, relevant Governing Documents, Investment Guidelines, Procedures, and applicable law. The Sub-Adviser shall not knowingly consult with any other sub-investment adviser to the Fund or any other fund under common control with the Fund, concerning transactions for the Allocated Portion except for such consultations that may be required to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17 of the 1940 Act or other applicable laws.

h.	Interaction with Fund’s Custodian and Administrator. The Sub-Adviser shall use commercially reasonable efforts to provide such information and reports to the Fund’s custodian (the “Custodian”) and Administrator (with respect to the Allocated Portion and the Sub-Adviser’s duties under this Agreement) as set forth in (and shall use commercially reasonable efforts to comply with) the written procedures reasonably established by the Adviser, the Custodian and/or the Administrator from time to time for the efficient administration of the Fund and Fund transactions (the “Operational Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Operational Procedures and shall promptly provide to the Sub-Adviser any amendments or supplements thereto, following which the Sub-Adviser shall have a reasonable amount of time to comply therewith, provided that the Sub-Adviser shall not be required to comply with any amendments to the Operation Procedures without its consent.

i.	Assistance with Valuation. The Sub-Adviser shall use commercially reasonable efforts to provide reasonable assistance to the Adviser and the Custodian, Administrator or similar party designated by the Adviser in assessing the fair value of securities or other instruments held in the Allocated Portion for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined to fair value such portfolio holdings. Each party acknowledges and agrees that the other party may use different pricing policies and vendors which may result in valuation discrepancies, including with respect to the same positions held by other clients of the Sub-Adviser.

j.	Provision of Information and Certifications. The Sub-Adviser shall use commercially reasonable efforts to provide to the Adviser and the Company on a timely basis upon request by the Adviser, on behalf of the Fund, all information and documentation related to the Allocated Portion they may reasonably request as necessary or appropriate in order for the Adviser and the Board to oversee the activities of the Sub-Adviser with respect to the Allocated Portion and in connection with the compliance by any of them with the requirements of the Governing Documents, the Investment Guidelines, the Procedures and any applicable law. In addition, the Sub-Adviser shall not be required to disclose any of its proprietary information or policies or provide any material non-public information the disclosure of which is not permitted by applicable law or contract or could result in limitation on the Sub-Adviser’s investment activities.

k.

Compliance Procedures. The Sub-Adviser represents that it has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Adviser’s Act (“Rule 206(4)-7”), which are designed to prevent violations of Federal securities laws by the Sub-Adviser, its employees and officers (“Compliance Procedures”). The Adviser and the Company’s Chief Compliance Officer have been provided with a summary of the Compliance Procedures for approval by the Board and will be provided with any future material amendments thereto that could reasonably be expected to negatively impact the Allocated Portion. Upon the Adviser’s reasonable request, the Sub-Adviser shall use commercially reasonable efforts to provide the Adviser with an annual certification from the Sub-Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7, or a proper officer of the Sub-Adviser, in the format approved by the Sub-Adviser in connection with entering into this Agreement or as mutually agreed upon between the Adviser and Sub-Adviser.

l.	Code of Ethics. The Sub-Adviser will maintain a written code of ethics (the “Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), a copy of which will be provided to the Adviser and the Fund, and will implement procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. Annually, upon the Adviser’s reasonable request, the Sub-Adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and compliance program, respectively, to the Company and the Adviser. The Sub-Adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Allocated Portion of the Fund. The Adviser shall provide the Sub-Adviser upon request with a list of affiliated persons of the Fund and the Adviser and shall furnish the Sub-Adviser with any changes thereto.

m.	Sub-Adviser Review of Materials. Upon the Adviser’s request, the Sub-Adviser shall review and comment upon selected portions relating to the Sub-Adviser and/or Strategy (including the Allocated Portion) of the Registration Statement, other offering documents and ancillary sales and marketing materials prepared by the Adviser for the Fund, and shall use commercially reasonable efforts to participate, at the reasonable request of the Adviser and as agreed to by the Sub-Adviser, in educational meetings with placement agents and intermediaries about portfolio management and investment-related matters of the Allocated Portion of the Fund. The Sub-Adviser will promptly inform the Fund and the Adviser if any information relating to the Sub-Adviser and/or Strategy (including the Allocated Portion) in the Registration Statement is (or is reasonably expected to become) inaccurate or incomplete in any material respect.

n.	Regulatory Communications and Notices. The Sub-Adviser shall promptly provide notice to the Adviser regarding any inspections, notices or inquiries from any governmental, administrative or self-regulatory agency, including without limitation, any deficiency letter, responses to deficiency letters or similar communications relating to the Sub-Adviser’s management of the Allocated Portion or that is reasonably viewed by the Sub-Adviser as material to the Sub-Adviser’s ability to provide services to the Fund.

o.	Notice of Material Actions/Change in Control. The Sub-Adviser will keep the Company and the Adviser informed of developments of which the Sub-Adviser has, or should have, knowledge that would materially affect the Fund. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events (i) it is served or otherwise receives notice of, or is threatened with, any material action, suit, proceeding, inquiry or investigation, at law or in equity, before any court, governmental, administrative or self-regulatory agency, or public board or body, involving the affairs of the Fund, and (ii) any change in the actual control or management of the Sub-Adviser or change in the portfolio manager(s) primarily responsible for the day-to-day management of the Allocated Portion.

p.	Notice of Change in Assets Under Management. The Sub-Adviser shall promptly provide notice to the Adviser in the event that the value of the assets under management for all of the Sub-Adviser’s clients (excluding the Fund) decreases by more than 20% from the value of such assets on the last Business Day of the immediately preceding calendar quarter.

3.	Fund Transactions.

a.	Order Placement. To the extent provided in the Registration Statement, and in accordance with Section 2(d) hereof and all applicable law and the Procedures, the Sub-Adviser shall, in the name of the Fund, select brokers, dealers, counterparties, futures commission merchants, clearing brokers and foreign currency dealers for the placement of orders for the execution of portfolio and other transactions for the Allocated Portion. For the avoidance of doubt, brokers and dealers selected and utilized by Sub-Adviser solely for the execution of transactions in equity securities and fixed-income investments (other than derivatives and commodities) are not subject to the requirements of Section 2(d) hereof. The Sub-Adviser shall use its best efforts to obtain best execution on all portfolio transactions executed on behalf of the Fund. To the extent permitted by Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”) and not inconsistent with the Procedures, the Sub-Adviser may consider the financial responsibility, research and investment information, and other services provided by broker-dealers who may effect transactions for the Fund. On an annual basis, either in the Sub-Adviser’s Form ADV, Part 2 or otherwise, the Sub-Adviser will disclose the “soft dollar” arrangements (if any) that the Sub-Adviser maintains with brokers or dealers that execute transactions for the Allocated Portion. The Sub-Adviser agrees to provide such additional information relating to its “soft-dollar” arrangements as may be reasonably requested by the Adviser and/or the Board.

b.	Trade Aggregation. The Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be appropriate for the Fund as well as its other clients, aggregate, to the extent permitted by applicable laws, rules and regulations, the securities to be sold or purchased in order to obtain best execution for the Fund. In such event, allocation of the securities so purchased or sold, as well as the fees and expenses incurred in the transaction, will be made by the Sub-Adviser consistent with the Procedures and in the manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such of its other clients participating in the trade.

c.	Regulatory Reporting. The Sub-Adviser agrees that it will prepare and cause to be filed in a timely manner (i) if required, quarterly information on Form 13F, which shall include all applicable securities within the Allocated Portion (it being understood that the Sub-Adviser shall consider such securities as being subject to its investment discretion for purposes of Section 13(f) of the 1934 Act), and (ii) if required, periodic information on Schedule 13G, reporting such securities as being beneficially owned by the Sub-Adviser for purposes of Rule 13d-3 under the 1934 Act. If any investments made by the Sub-Adviser on behalf of the Fund are required to be disclosed in any other reports to be filed by the Sub-Adviser with any governmental or self-regulatory agency or organization or exchange, the Sub-Adviser shall provide the Adviser with timely written notice thereof, setting forth in reasonable detail the nature of the report and the investments of the Fund to be reported.

4.	Books and Records.

The Sub-Adviser shall maintain such books and records with respect to the Allocated Portion as are required by law, including, without limitation, the 1940 Act (including, without limitation, the investment records and ledgers required by Rule 31a-1) and the Advisers Act, and the rules and regulations thereunder (the “Fund’s Books and Records”). The Sub-Adviser agrees that the Fund’s Books and Records are the Fund’s property and further agrees to surrender promptly to the Company or the Adviser the Fund’s Books and Records upon the request of the Board or the Adviser; provided, however, that where applicable, the Fund’s Books and Records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Company or the Adviser. The Adviser shall, upon reasonable advance notice, and during the Sub-Adviser’s normal business hours, be provided with reasonable access to the Sub-Adviser’s documentation and records directly relating to the Allocated Portion of the Fund and copies of such documentation and records.

5.	Compensation of the Sub-Adviser.

The Adviser will pay the Sub-Adviser for its services with respect to the Fund the compensation specified in Appendix A to this Agreement.

6.	Allocation of Charges and Expenses.

The Sub-Adviser shall bear its own expenses of providing services pursuant to this Agreement, including but not limited to the costs and expenses that may be incurred by the Sub-Adviser, in connection with research, legal and other advisers, office space, furnishings, equipment and personnel required for perform services hereunder. The Sub-Adviser shall not be responsible for any expenses customarily borne by the Fund, including but not limited to, brokerage commissions, issue and transfer taxes, custodial fees and administrative and operational expenses incurred by the Fund in connection with the sale, transmittal or pricing of assets of the Fund.

7.	Standard of Care.

a.	Standard of Care. The Sub-Adviser will exercise its best judgment and will act in good faith and use reasonable care and act in a manner consistent with applicable federal and state laws and regulations in rendering the services it has agreed to provide under this Agreement.

b.	Notification, Curing Breach. The Sub-Adviser shall use its best efforts to cooperate with the Adviser in curing any regulatory or compliance breaches or breaches of this Agreement as promptly as possible. The Sub-Adviser will notify the Adviser as soon as reasonably practicable upon detection of any breach by the Sub-Adviser of any law in the course of its management of the Allocated Portion, including but not limited to the applicable provisions of the 1940 Act, any material breaches of the Governing Documents, the Procedures, the Investment Guidelines, the Strategy or this Agreement.

c.	Limitation Of Liability. None of the Sub-Adviser, its affiliates or any of their respective directors, officers or employees shall be liable for any act or omission (including any error of investment judgment or mistake of law) or for any losses, liabilities, taxes, damages, penalties, judgments, legal expenses, court costs, fines, amounts paid or to be paid in settlement or otherwise, or expenses (collectively, “Losses”) suffered by the Adviser, the Fund, any shareholder in the Company, or any other person in connection with any matter to which this Agreement relates; provided, that nothing herein contained shall be construed to protect the Sub-Adviser against any liability to the Fund, the Company or its shareholders to which the Sub-Adviser would otherwise be subject by reason of (i) the Sub-Adviser’s trade errors and compliance breaches, the correction of which shall be governed by the Sub-Adviser’s relevant policies and the Fund’s Sub-Adviser Manual; (ii) the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser’s duties under this Agreement, or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties under this Agreement, (iii) any untrue statement of a material fact that (A) is contained in the Registration Statement, Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, or sales literature relating to the Company or the Fund (collectively, “Covered Materials”), (B) pertains to the Sub-Adviser or the Strategy, and (C) was provided in writing by the Sub-Adviser for use in the applicable Covered Materials and was reproduced faithfully by the Adviser or other party responsible for such Covered Materials, or (iv) the Sub-Adviser’s failure to provide for inclusion in Covered Materials a material fact that (A) pertains to the Sub-Adviser or the Strategy and (B) was known to the Sub-Adviser to be required to be stated therein or to be necessary to make the statements therein not materially misleading (the acts or omissions set forth in the preceding clauses (i) through (iv), the Sub-Adviser’s “Disabling Conduct”). In no event will the Sub-Adviser, its affiliates or any of their respective directors, officers or employees have any liability for Losses resulting from (i) errors or breaches that are outside of the control of the Sub-Adviser, (ii) any actions or omissions to act in reliance upon any instructions issued by the Adviser, or (iii) any punitive exemplary, special or consequential damages or lost profits.

d.	Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7 shall not be construed so as to provide the exculpation of any Sub-Adviser for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 7 to the fullest extent permitted by law.

8.	Use of Names.

a.	Use of Sub-Adviser Name, Logo, Etc. For so long as this Agreement remains in effect, the Adviser and the Fund shall have a royalty-free license to use the name of the Sub-Adviser, including any logo or short-form of such name, or any combination or derivation thereof. The Sub-Adviser acknowledges and agrees that the Adviser, the Fund and the Fund’s selling agents will use such names and logos in marketing the Fund to current and prospective investors. The Adviser and the Fund shall cease to distribute or otherwise use materials containing the name and/or logo of the Sub-Adviser (except as may, in the sole discretion of the Adviser, be reasonably necessary to comply with applicable law) promptly upon termination of this Agreement. Notwithstanding the foregoing, following any termination of this Agreement, the Adviser and the Fund shall have the right to disclose information identifying the Sub-Adviser as a sub-adviser for the Fund during the period that this Agreement was in effect.

b.	Restrictions on Use of Adviser’s and Fund’s Name. Except to the extent required by applicable law or requested by any regulatory authority, the Sub-Adviser shall not use the name of the Fund or the name of Adviser in any material and in any manner relating to the Sub-Adviser without first obtaining the Adviser’s prior written consent thereto, such consent not to be unreasonably withheld or delayed.

9.	Indemnification.

a.	The Sub-Adviser shall indemnify the Fund and Adviser and each of their respective directors, partners, officers, employees and shareholders, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all Losses asserted by any third party in so far as such Losses (or actions with respect thereto) arise out of or be based upon (i) any Disabling Conduct; or (ii) any breach of any of the representations or warranties of the Sub-Adviser with respect to this Agreement.

b.

The Adviser shall indemnify the Sub-Adviser and its affiliates and each of their respective partners, directors, officers, employees and shareholders, and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act (each, a “Sub-Adviser Indemnified Party”), against, and hold them harmless from, any and all Losses asserted by any third party in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund (other than a misstatement or omission relating to Disabling Conduct on the part of the Sub-Adviser Indemnified Party); (ii) any material breach of any of the representations, warranties, covenants or obligations of the Adviser with respect to this Agreement; (iii) the bad faith, willful misconduct or gross negligence by the Adviser in the performance of its duties under this Agreement or reckless disregard of obligations or duties hereunder; or (iv) the acts or omissions of any sub-adviser to the Fund (other than the Sub-Adviser) in the absence of any Disabling Conduct on the part of a Sub-Adviser Indemnified Party; (v) any act, omission or alleged act or omission arising out of, related to or in connection with the Fund or this Agreement, or any and all Proceedings (as defined below) in which a Sub-Adviser Indemnified Party is involved, as a party or otherwise, arising out of, related to, or in connection with such Sub-Adviser Indemnified Party’s service to or on behalf of, or management of the affairs or assets of, the Fund, or which relate to the Fund, except for any Sub-Adviser Indemnified Losses that are primarily attributable to the willful misfeasance, bad faith or gross negligence of such Sub-Adviser Indemnified Party; or (vi) any acts or omissions of any broker or agent of the Fund; provided that such broker or agent was selected, engaged or retained by such Sub-Adviser Indemnified Party directly or on behalf of the Fund in accordance with the standard of care set forth above. “Proceedings” means claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative, which includes formal inquiries in connection with the Fund’s investment activity), actual or threatened. The termination of a Proceeding by settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Sub-Adviser Indemnified Party’s acts, omissions or alleged acts or omissions were primarily attributable to the willful misfeasance, bad faith or gross negligence of such Sub-Adviser Indemnified Party.

c.	Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9 shall not be construed so as to provide for the indemnification of any Sub-Adviser Indemnified Party for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

d.	Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under Section 9(a) or 9(b) (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 9(a) or 9(b) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding. To the extent that the Indemnifying Party has actual knowledge of the commencement of such Proceeding, the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party. No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, such consent not to be unreasonably withheld.

e.	The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

10.	Sub-Adviser Insurance.

The Sub-Adviser agrees that it will maintain at its own expense an Errors and Omissions insurance policy with respect to the Sub-Adviser in a commercially reasonable amount satisfactory to it in its sole absolute discretion. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub-Adviser.

11.	Custodian.

The Fund’s assets shall be maintained in the custody of its Custodian. Any assets added to the Fund shall be delivered directly to the Custodian, and the Sub-Adviser shall have no liability for the acts or omissions of any such custodian. Notwithstanding the foregoing, the Adviser understands and agrees that a portion of the assets in the Allocated Portion may include various direct and indirect interests in term loans and other assets which, together with certain financial instruments like derivatives and swaps traded over-the counter, generally are not capable of being “custodied” in the traditional sense. Accordingly, the Adviser agrees that it will not take the position that the holding of subscription documents or any other documents related to such assets by the Sub-Adviser constitutes possession of such assets by the Sub-Adviser for purposes of this Section.

12.	Representations of the Sub-Adviser.

The Sub-Adviser represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.	Authority. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its governing body (i.e., its board of directors/trustees/members), and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Sub-Adviser does not contravene or constitute a material default under (i) any provision of applicable law, rule or regulation applicable to the Sub-Adviser, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Sub-Adviser have full authority and power to execute this Agreement on behalf of the Sub-Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	Registered Investment Adviser. The Sub-Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; and (iii) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e.	No Material Pending Actions. To the best of its knowledge, as of the date hereof, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals is a party or to which it or any of its assets are subject, nor has it received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its activities which might reasonably be expected to result in a material adverse effect on the Fund, or which might reasonably be expected to materially impair the Sub-Adviser’s ability to discharge its obligations under this Agreement.

f.	Licenses and Registrations. To the best of its knowledge, it has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

g.	Change in Portfolio Management Personnel. The Sub-Adviser shall promptly notify the Adviser of any changes in its executive officers, partners or in its key personnel, including, without limitation, any change in the portfolio manager(s) responsible for the Allocated Portion.

h.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Sub-Adviser will provide prompt written notification to the Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that: (i) the Sub-Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) an event occurs with respect to the Sub-Adviser’s investment advisory business which might reasonably be expected to result in a material adverse effect on the Fund or that could reasonably be expected to adversely impact the Sub-Adviser’s ability to perform this Agreement.

13.	Representations of the Adviser.

The Adviser represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing as a limited partnership under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.	Authority. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Adviser does not contravene or constitute a material default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	Registered Investment Adviser. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the Advisory Agreement with the Company remain in effect, and (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Advisory Agreement with the Company.

e.	No Material Pending Actions. To the best of its knowledge, there are no material pending, threatened, or contemplated actions, suits, proceedings, or investigations before or by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel to which it is a party or to which any of its assets are subject, nor has it received any notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its activities which might reasonably be expected to result in a material adverse change in the Adviser’s financial or business prospects or which might reasonably be expected to materially impair the Adviser’s ability to discharge its obligations under this Agreement or the Advisory Agreement with the Company.

f.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties herein inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that: (i) the Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; or (ii) a material event occurs that could reasonably be expected to adversely impact the Adviser’s ability to perform this Agreement.

g.	Form ADV. It has received a copy of Part 2 of the Sub-Adviser’s current Form ADV prior to execution of this Agreement.

h.	Licenses and Registrations. To the best of the Adviser’s knowledge, it has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will obtain and maintain any such required licenses, registrations, memberships, and approvals.

14.	Renewal, Termination and Amendment.

a.	Renewal. This Agreement shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved annually (i) by a vote of the directors of the Company or by vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the directors who are not interested persons of the Company (as defined in the 1940 Act) or of any person party to this Agreement, cast in person at a meeting called for the purpose of such approval.

b.	Termination. This Agreement may be terminated at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ prior written notice to the Adviser and the Sub-Adviser or (ii) by the Sub-Adviser upon 60 days’ prior written notice to the Adviser and the Fund. The Adviser may terminate this Agreement, without payment of any penalty, upon 60 days’ prior written notice to the Sub-Adviser. Each party may terminate this Agreement immediately by written notice to the other party upon the occurrence of any material uncured breach of this Agreement by the other party. This Agreement shall terminate automatically and immediately upon termination of the Advisory Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms “assignment,” “interested person” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act or the rules thereunder. This Agreement may be amended at any time by the mutual agreement of the Sub-Adviser and the Adviser, subject to approval by the Board (including approval by those directors that are not “interested persons” of the Company) and, if required by the 1940 Act or applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Company or its affiliates. It is understood that from time to time the Allocated Portion may be zero. This Agreement does not terminate in the event that no Allocated Portion is available for the Sub-Adviser.

c.	Consequences of Termination. In the event of termination of this Agreement, Sections 4, 7(c), 9, 12(b), 14(c) and 15 shall survive such termination of this Agreement.

15.	Confidentiality.

a.	The Sub-Adviser shall treat all records and other information relative to the Company, the Fund and the Adviser and their prior, present or potential shareholders and clients, including the list of portfolio securities, instruments and assets and liabilities of the Fund, which it shall receive or have access to in the performance of its duties confidentially and as proprietary information of the Company and the Adviser. Except as required by applicable law or by any regulatory authority or as otherwise provided below, the Sub-Adviser shall not disclose such records or information to any third party or use such records or information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Adviser). The Sub-Adviser shall not use its knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others or to the detriment of the Fund. Notwithstanding the foregoing, the Sub-Adviser may disclose such records or information to the employees, service providers, representatives and agents of the Sub-Adviser, the Adviser or the Fund, as required to perform the Sub-Adviser’s duties and obligations under this Agreement; provided, in such case, that the recipients of such information are informed as to the confidential nature of the information and subject to a non-disclosure agreement with the Sub Adviser or are otherwise bound to maintain the confidentiality of such records or information.

b.	The Adviser, the Company and the Fund shall treat all records and other information relative to the Sub-Adviser confidentially and as proprietary information of the Sub-Adviser; provided that the Sub-Adviser hereby authorizes the Fund and the Adviser to use, solely with respect to the Allocated Portion, such related evaluation material, analyses and information regarding the investment program of the Fund, including information about portfolio holdings and positions, in connection with (1) marketing the Fund and the Adviser’s services to the Company, (2) providing ongoing information to existing shareholders and (3) providing any required regulatory disclosures; provided that any disclosure pursuant to clauses (1) and (2) containing information with respect to the Sub-Adviser shall be subject to review and approval by the Sub-Adviser, and in no event the Sub-Adviser shall have any liability or responsibility with respect to any information that it did not provide or approve for inclusion in these materials; and provided further that once information has been reviewed and approved by the Sub-Adviser, it may be reproduced without further review or approval in the same context.

c.	The confidentiality provisions of this Section 15 will not apply to any information that either party hereto can show: (a) is or subsequently becomes publicly available without breach of any obligation owed to the other party; (b) became known to the receiving party from a source other than the disclosing party, and without the receiving party’s breach of an obligation of confidentiality owed to the disclosing party; (c) is independently developed by either party without reference to the information required by this Agreement to be treated confidentially; or (d) is used by either party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement. Nothing in this Section 15 will be deemed to prevent a party from disclosing any information received hereunder pursuant to any applicable law or regulation or in response to a request from a duly constituted regulatory or judicial authority.

16.	Notices.

Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile or e-mail transmission or three days after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

Sub-Adviser:

One River Asset Management, LLC

3 River Road, 2nd Floor

Greenwich, CT 06801

Tel: 1-203-489-1440

Fax: 1-805-456-0478

Email: operations@oneriveram.com

Adviser:

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, NY 10105

Attn: Chief Compliance Officer

Tel. (212) 969-1000

Fax: (212) 969-2293

Email: SubadvisoryCompliance@ABGlobal.com

17.	Severability.

If any provision of this Agreement is held by any court to be invalid, void or unenforceable, in whole or in part, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express, without material change, the original intent of the parties and deletion of such provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

18.	Business Continuity.

The Sub-Adviser shall maintain business continuity, disaster recovery and backup capabilities and facilities necessary to perform its obligations hereunder with minimal disruptions or delays. Upon reasonable request, the Sub-Adviser shall use commercially reasonable efforts to provide to the Adviser access to its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans with respect to the Allocated Portion to satisfy the Adviser and Fund’s reasonable inquiries and to assist the Fund in complying with Rule 38a-1 under the 1940 Act.

19.	Lists of Affiliated Persons.

The Adviser shall provide the Sub-Adviser with a list of each broker-dealer entity that is an “affiliated person”, as such term is defined in the 1940 Act, of the Fund. The Sub-Adviser shall provide the Adviser with a list of each person who is an “affiliated person” (and any affiliated person of such an affiliated person), as such term is defined in the 1940 Act, of the Sub-Adviser. Each of the Adviser and the Sub-Adviser agrees promptly to update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

20.	Cooperation.

Each party to this Agreement agrees to reasonably cooperate with each other party for purposes of filing any required reports, including responding to regulatory requests, with the SEC or such other regulator having appropriate jurisdiction. The Sub-Adviser shall cooperate in good faith with the Adviser’s and the Fund’s service providers to ensure the orderly daily operation of the Fund.

21.	Miscellaneous.

a.	Further Actions. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.

b.	Third Party Beneficiary. The Fund shall be a third party beneficiary of this Agreement.

c.	Governing Law; Venue. To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law principles thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. For the avoidance of doubt, in the event there is a conflict between the applicable provisions of the internal laws of the State of New York and the 1940 Act, the applicable provisions of the 1940 Act shall control. For the purpose of any proceedings arising under this Agreement, the parties hereto submit irrevocably to the exclusive jurisdiction of the courts located in New York, New York, and all claims of inconvenient forum or improper venue with respect to such courts.

d.	Appendices Part of Agreement. For the avoidance of doubt, it is acknowledged and agreed that the Appendices and Annexes appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Appendices and Annexes hereto.

e.	Captions / Headings. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

f.	Joint Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

g.	Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties.

[Remainder of page left intentionally blank; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ALLIANCEBERNSTEIN L.P.

By:	/s/ Louis T. Mangan
Name:	Louis T. Mangan
Title:	Assistant Secretary

One River Asset Management, LLC

By:	/s/ Stephen T. Lisenby
Name:	Stephen T. Lisenby
Title:	Chief Operating Officer